Exhibit 10.1

Execution Version

MUTUAL TERMINATION AGREEMENT AND RELEASE

This MUTUAL TERMINATION AGREEMENT AND RELEASE (this “Agreement”), dated October 16, 2026, is entered into by and between Enova International, Inc. (“Enova”), a Delaware corporation, and Grasshopper Bancorp, Inc. (“Grasshopper”), a Delaware corporation.

WHEREAS, Enova and Grasshopper have entered into that certain Agreement and Plan of Merger, dated as of December 10, 2025 (as amended on December 18, 2025, the “Merger Agreement”). Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

WHEREAS, Section 9.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Enova and Grasshopper.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.
The Parties hereby mutually terminate the Merger Agreement, effective as of the receipt by Grasshopper of the payment identified in Paragraph 2.
2.
Within one (1) business day of the execution of this Agreement, Enova shall pay to Grasshopper a payment in the amount of $4,000,000 in cash by wire transfer of immediately available funds to the account of Grasshopper set forth on Exhibit A hereto.
3.
The Parties agree that the Merger Agreement, and any and all obligations thereunder, are hereby and forthwith terminated, void and without effect, and, subject to Section 7 hereof, and notwithstanding anything in the Merger Agreement (including Section 9.2 thereof) to the contrary, none of the Parties, any of their respective Affiliates or any of the Representatives of any of them shall have any Liability whatsoever under the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement or the termination thereof, except that Section 7.5(c) of the Merger Agreement, Article 10 of the Merger Agreement and the Confidentiality Agreement shall survive such termination of the Merger Agreement.
4.
Enova, on behalf of itself and its Affiliates and its and their respective Representatives, hereby releases, waives, discharges and agrees not to assert, any and all claims or causes of action of any kind (including claims for equitable relief, damages, attorneys’ fees, costs, administrative remedies, claims attributing any fault, blame or responsibility or any other legal responsibilities or obligations of any type or nature), whether known or unknown, asserted or unasserted, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, which any of them has or may have against Grasshopper, any of its Affiliates or any of its or their Representatives arising out of or related to the Merger Agreement, the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement.
5.
Grasshopper, on behalf of itself and its Affiliates and its and their respective equityholders and Representatives, hereby releases, waives, discharges and agrees not to assert, any and all claims or causes of action of any kind (including claims for equitable relief, damages, attorneys’ fees, costs, administrative remedies, claims attributing any fault, blame or responsibility or any other legal responsibilities or obligations of any type or nature), whether known or unknown, asserted or unasserted, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, which any of them has or may have against Enova, any of its Affiliates or any of its or their Representatives arising out of or related to the Merger Agreement, the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement.
6.
Enova and Grasshopper further acknowledge and agree that, effective as of the execution of this Agreement, they shall be deemed to have waived, relinquished, and released any and all provisions, rights and benefits conferred by or under any law of the United States or any state of the United States or territory of the United States, or any other jurisdiction, domestic or foreign, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

7.
Notwithstanding the foregoing releases, no party releases any rights or claims against any other party to enforce the terms of this Agreement.
8.
The Parties agree not to, and to direct their Affiliates and Representatives not to, make, publish, or communicate, to the media or in any public forum, any defamatory or disparaging remarks, comments, or statements concerning the other Party; provided, however, that nothing herein shall prevent any Party from making statements necessary in connection with the assertion or defense of claims against a third party unaffiliated with the Parties to this Agreement or as required by applicable Law.
9.
Enova shall file a Form 8-K with the SEC disclosing the termination of the Merger Agreement pursuant to this Agreement, with the disclosure substantially in the form on Exhibit B, on October 16, 2026 attaching this Agreement. Thereafter, neither Party nor any of their Affiliates or Representatives shall make any public statements regarding the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement, except for (a) statements that are consistent with those set forth in such Form 8-K or made publicly by the parties prior to the date hereof in compliance with the Merger Agreement, (b) disclosures as required by applicable Law or securities exchange to which the relevant Party is subject, or (c) making any public disclosure in response to questions from the press, analysts, investors or those attending industry conferences, making internal announcements to employees or making disclosures in any documents filed with or furnished to the SEC, to the extent that such statements are consistent with previous public disclosures made by the Parties and otherwise in compliance with this Section 9.
10.
Each Party hereby represents and warrants to the other Party that (a) such Party has full corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Merger Agreement and consummation of the other transactions contemplated hereby have been duly and validly approved by such Party, (c) no other corporate proceedings on the part of such Party are necessary to approve this Agreement or the termination of the Merger Agreement or to consummate the other transactions contemplated hereby, and (d) this Agreement has been duly and validly executed and delivered by such Party (assuming due authorization, execution and delivery by the other Party) and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Bankruptcy and Equity Exceptions).
11.
This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

12.
This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.
13.
This Agreement together with the Confidentiality Agreement constitute the entire agreement among the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.
14.
Sections 10.3 (Expenses), 10.7 (Assignment), 10.8 (Notices), 10.9 (Governing Law; Jurisdiction; Waiver of Jury Trial), 10.10 (Counterparts; Signatures); 10.11 (Interpretation), 10.11 (Interpretation); 10.12 (Enforcement of Agreement) and 10.13 (Severability) of the Merger Agreement are hereby incorporated into this Agreement by reference, and shall apply hereto as though set forth herein, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

ENOVA INTERNATIONAL, INC.

By: /s/ Scott Cornelis
Name: Scott Cornelis

Title: Chief Financial Officer

GRASSHOPPER BANCORP, INC.

By: /s/ Michael Butler
Name: Michael Butler

Title: CEO/President

[Signature Page to Mutual Termination Agreement]

Exhibit A

[Wire Instructions]

Exhibit B

[Form 8-K Disclosure]